                                                                    Exhibit 19.1



       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                               AS OF JULY 31, 2000

AGGREGATE RECEIVABLES                        NUMBER OF            PERCENT OF                   AGGREGATE              PERCENT OF
BALANCE                                          ACCTS             NUMBER OF                 RECEIVABLES               AGGREGATE
                                                                       ACCTS                     BALANCE             RECEIVABLES
                                                                                                                         BALANCE
 1.       5,000  or less                        17,549                61.23%              $30,836,533.91                   5.34%

 2.       5,000 -    10,000                      4,107                14.33%              $29,312,849.23                   5.07%

 3.      10,000 -    25,000                      3,628                12.66%              $57,102,078.08                   9.88%

 4.      25,000 -    50,000                      1,561                 5.45%              $54,266,745.57                   9.39%

 5.      50,000 -    75,000                        568                 1.98%              $34,530,469.03                   5.97%

 6.      75,000 -   100,000                        296                 1.03%              $25,434,685.25                   4.40%

 7.     100,000 -   250,000                        600                 2.09%              $90,757,364.57                  15.70%

 8.     250,000 -   500,000                        204                 0.71%              $69,815,960.95                  12.08%

 9.     500,000 - 1,000,000                         85                 0.30%              $58,575,780.04                  10.14%

10.   1,000,000 - 5,000,000                         61                 0.21%             $115,786,974.48                  20.04%

11.        Over   5,000,000                          2                 0.01%              $11,501,464.02                   1.99%


Total:                                          28,661                                   $577,920,905.13  (1)

(1)  Includes $2,772,149.44 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                               AS OF JULY 31, 2000

REMAINING INSTALLMENT                       NUMBER OF                 PERCENT                    AGGREGATE            PERCENT OF
TERM                                            ACCTS            OF NUMBER OF                  RECEIVABLES             AGGREGATE
                                                                        ACCTS                      BALANCE           RECEIVABLES
                                                                                                                         BALANCE
03 Months or Less                              10,268                  35.83%               $73,060,122.59                12.64%


04 to 06 Months                                10,600                  36.98%              $176,610,178.84                30.56%


07 to 09 Months                                 7,365                  25.70%              $235,797,588.93                40.80%


10 to 12 Months                                   271                   0.95%               $51,468,377.25                 8.91%


13 to 18 Months                                    84                   0.29%               $19,186,716.90                 3.32%


More than 18 Months                                73                   0.25%               $21,797,920.62                 3.77%


Total:                                         28,661                                      $577,920,905.13 (1)



(1)  Includes $2,772,149.44 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                               AS OF JULY 31, 2000

STATES                  AGGREGATE RECEIVABLES        PERCENTAGE OF AGGREGATE
                                      BALANCE            RECEIVABLES BALANCE
CALIFORNIA                    $113,912,795.74                         19.71%
TEXAS                          $68,106,609.62                         11.78%
NEW YORK                       $48,622,818.33                          8.41%
PENNSYLVANIA                   $38,956,959.50                          6.74%
FLORIDA                        $31,705,854.79                          5.49%
NEW JERSEY                     $25,189,149.75                          4.36%
OHIO                           $20,545,036.01                          3.55%
LOUISIANA                      $17,430,719.16                          3.02%
WASHINGTON                     $14,923,798.35                          2.58%
MASSACHUSETTS                  $14,072,258.79                          2.43%
GEORGIA                        $13,172,557.76                          2.28%
ILLINOIS                       $13,119,494.66                          2.27%
INDIANA                        $11,963,582.04                          2.07%
COLORADO                       $11,818,130.99                          2.04%
VIRGINIA                        $9,552,035.39                          1.65%
TENNESSEE                       $8,968,962.17                          1.55%
MICHIGAN                        $8,311,461.58                          1.44%
KENTUCKY                        $7,890,113.62                          1.37%
NORTH CAROLINA                  $7,187,224.48                          1.24%
ALASKA                          $6,810,022.54                          1.18%
CONNECTICUT                     $6,265,280.12                          1.08%
SOUTH CAROLINA                  $6,205,906.66                          1.07%
MISSOURI                        $5,475,375.50                          0.95%
ARIZONA                         $5,371,274.75                          0.93%
MISSISSIPPI                     $5,305,226.44                          0.92%
ALABAMA                         $5,273,516.44                          0.91%
OREGON                          $5,063,390.36                          0.88%
MARYLAND                        $4,857,178.77                          0.84%
WEST VIRGINIA                   $4,515,311.49                          0.78%
WISCONSIN                       $4,368,205.44                          0.76%
OKLAHOMA                        $4,163,649.08                          0.72%
NEW HAMPSHIRE                   $4,145,126.18                          0.72%
NEVADA                          $3,848,815.10                          0.67%
ARKANSAS                        $3,286,997.92                          0.57%
UTAH                            $3,038,946.09                          0.53%
IDAHO                           $2,541,251.66                          0.44%
MINNESOTA                       $2,360,798.24                          0.41%
NEBRASKA                        $1,939,480.61                          0.34%
HAWAII                          $1,908,526.93                          0.33%
KANSAS                          $1,548,254.26                          0.27%
MAINE                           $1,029,511.26                          0.18%
DISTRICT OF COLUMBIA            $1,008,922.56                          0.17%
IOWA                              $710,115.75                          0.12%
RHODE ISLAND                      $538,453.99                          0.09%
MONTANA                           $460,582.12                          0.08%
WYOMING                           $271,841.08                          0.05%
SOUTH DAKOTA                      $141,842.34                          0.02%
NEW MEXICO                         $17,132.76                          0.00%
VERMONT                               $405.96                          0.00%


 Total:                       $577,920,905.13  (1)                   100.00%

(1)  Includes $2,772,149.44 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO

                                                         SEVEN MONTHS
                                                         ENDED JULY 31,                        YEAR ENDED DECEMBER 31,
                                                  ----------------------------           -------------------------------------
                                                    2000                1999               1999           1998          1997
                                                    ----                ----               ----           ----          ----
Average Outstanding Principal Balance (2)         $528,260            $524,627           $527,470       $536,913      $562,229

Gross Charge-Offs                                    1,140               1,614              2,756          3,010         1,002

Recoveries                                             542                 658              1,185            804           102

Net Charge-Offs                                        598                 956              1,571          2,206           900

Net Charge Offs as a Percentage of Average           0.19% (3)           0.31% (3)          0.30%          0.41%         0.16%
Aggregate Outstanding Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)      Based on the average beginning of the month balances.

(3)      Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                            AT JULY 31,                              AT DECEMBER 31,
                                                         ----------------                     ------------------------------
                                                         2000        1999                     1999         1998         1997
                                                         ----        ----                     ----         ----         ----
Number of days a loan remains overdue after
cancellation of the related insurance policy

              31-89 days                                 0.25%       0.66%                    0.95%        1.25%        1.17%

              90-270 days                                0.40%       0.78%                    0.69%        0.91%        0.93%

              Over 270 days (1)                          0.00%       0.00%                    0.00%        0.00%        0.00%
                                                         -----       -----                    -----        -----        -----
                  Total                                  0.65%       1.44%                    1.64%        2.16%        2.10%
                                                         =====       =====                    =====        =====        =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                     SEVEN MONTHS
                                                     ENDED JULY 31,                        YEAR ENDED DECEMBER 31,
                                              ---------------------------          --------------------------------------
                                                2000               1999              1999           1998           1997
                                                ----               ----              ----           ----           ----
Average Month Principal Balance (1)           $528,260           $524,627          $527,470       $536,913       $562,229

Interest & Fee Income                           32,899             32,034            53,879         60,676         63,462

Average Revenue Yield on Outstanding             10.68% (3)         10.47% (3)        10.21%         11.30%         11.29%
Principal Balance Receivables (2)

(1)      Based on the average beginning of the month balances.

(2)      Line 2 divided by line 1.

(3)      Calculated on an annualized basis.